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                                                                    Exhibit 99.1

             BRAINWORKS VENTURES ACQUIRES EXECUTIVE VENTURE PARTNERS

Friday, May 11, 2001 05:15 PM ET

ATLANTA--(BUSINESS WIRE)--May 11, 2001--BrainWorks Ventures, Inc. (OTC BB: BRAV) announced today that it has completed the acquisition of Executive Venture Partners, Ltd. by means of a merger whereby Executive Venture Partners has become a subsidiary of BrainWorks Ventures.

Pursuant to the terms of the Merger Agreement, BrainWorks Ventures will issue 500,000 shares of its common stock to the stockholders of Executive Venture Partners. These shares will be issued in reliance upon certain exemptions from the applicable registration requirements under the securities laws.

Founded by economist Dr. Donald Ratajczak, BrainWorks Ventures is a venture development and asset management company focused on developing a portfolio of early-stage technology businesses.

Executive Venture Partners is a boutique consulting group that specializes in corporate venturing. Executive Venture Partners works with large corporations and government research laboratories to identify undervalued assets that can be commercialized. Executive Venture Partners then provides the resources and management talent to build a business around those assets. Executive Venture Partners also works with businesses to establish corporate venturing programs that manage corporate venture capital funds designed to make strategic investments.

"Executive Venture Partners gives BrainWorks Ventures a source of deal flow to facilitate investment by BrainWorks Ventures in early-stage businesses," said Dr. Ratajczak, chairman of the Board of Directors and CEO of BrainWorks Ventures. "BrainWorks Ventures plans to balance its seed investments in early stage technology companies with investments in technology ventures developed by clients of Executive Venture Partners."

A former managing partner at Price Waterhouse and entrepreneur with Safeguard Scientifics, Inc., Robert H. Cawly formed Executive Venture Partners to assist companies leverage their business assets. Executive Venture Partners is assisting a number of corporations with their venture functions.

"BrainWorks Ventures will provide the necessary resources to continue the expansion of Executive Venture Partners," said Cawly, president of Executive Venture Partners.

Three directors of BrainWorks Ventures, Dr. Ratajczak, John Cayce and Kirk Reiss, and certain other stockholders of BrainWorks Ventures were stockholders of Executive Venture Partners before the acquisition and pursuant to the merger agreement became entitled to receive a portion of the 500,000 shares of BrainWorks Ventures' common stock issuable in exchange for all the outstanding stock of Executive Venture Partners. The Board of Directors of BrainWorks Ventures created a special committee of independent directors to negotiate, evaluate and approve the acquisition of Executive Venture Partners.
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About BrainWorks Ventures:

Dr. Donald Ratajczak founded BrainWorks Ventures, Inc. (OTC BB: BRAV) in 2000 after retiring as director of the Economic Forecasting Center at Georgia State University, which he founded in 1973. BrainWorks Ventures is a new form of venture capital firm that uses an extensive board of advisors and university research to identify high-growth business opportunities. John Cayce, founder and former director of the UPS Strategic Enterprise Fund, is president of BrainWorks Ventures and leads the investment strategy.

BrainWorks Ventures has invested in several Atlanta-based companies, including MostChoice.com Inc. and AgentWare Inc. MostChoice uses the Internet to provide office management and sales tools to independent insurance agents and financial advisors. AgentWare develops software that provides a development environment and framework for seamlessly building and integrating distributed applications over the Internet.

Forward-Looking Statements

Certain statements contained in this release that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "intend," "will" and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us. We have no obligation to publicly update or revise these forward-looking statements to reflect new information, future events, or otherwise, except as required by applicable securities laws, and we caution you not to place undue reliance on these forward-looking statements.


CONTACT:  BrainWorks Ventures, Inc., Atlanta
          Brian Moran, 404-751-3282